UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2024

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600, Katy, Texas	77494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 258-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Alan Schultz as Executive Vice President and Chief Financial Officer

On August 1, 2024, U.S. Silica Holdings, Inc. (the “Company” or “U.S. Silica”) announced that it had appointed Alan Schultz to serve as the Company’s Executive Vice President and Chief Financial Officer, effective August 1, 2024. Mr. Schultz fills the office vacated by Kevin Hough, who has stepped down, effective August 1, 2024, from his role as interim Executive Vice President and Chief Financial Officer.

Mr. Schultz, age 43, has served as Senior Vice President, Strategy of U.S. Silica since 2016. From 2013 to 2016, he served as Vice President, Enterprise Growth and Portfolio Strategy at TDS, a telecommunications company, where he led efforts to expand into new business segments. Prior to his tenure at TDS, Mr. Schultz served as a Senior Manager at Bain & Company beginning in 2003, where he led teams to create growth strategies, conduct diligence and improve operations. Mr. Schultz holds a Bachelor of Science in Industrial Engineering and Management Sciences from Northwestern University and an M.B.A. from Harvard University.

There are no arrangements or understandings between Mr. Schultz and any other persons pursuant to which Mr. Schultz was appointed as Executive Vice President and Chief Financial Officer. There are no family relationships between Mr. Schultz and any director or executive officer of the Company, and there are no relationships between Mr. Schultz and U.S. Silica or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2024

U.S. SILICA HOLDINGS, INC.

/s/ Stacy Russell
Stacy Russell
Executive Vice President, General Counsel & Corporate Secretary